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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                            ------------------------



       Date of Report (Date of Earliest Event Reported): February 18, 2003

                      NORTH ATLANTIC TRADING COMPANY, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)


               333-31931                             13-3961898
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         (Commission File Number)           (I.R.S. Employer Identification No.)

          257 PARK AVENUE SOUTH
           NEW YORK, NEW YORK                              10010-7304
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    (Address of Principal Executive offices)               (Zip Code)

                                 (212) 253-8185
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               (Registrant's Telephone Number, Including Area Code

                                 NOT APPLICABLE
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          (Former Name or Former Address, if changed Since Last Report)

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
ITEM 5.              OTHER EVENTS.

           On February 18, 2003, North Atlantic Trading Company, Inc., a Delaware corporation (the "Company") entered into an asset purchase agreement (the "Agreement") with Star Scientific, Inc., a Delaware corporation ("Star Scientific"), and Star Tobacco, Inc., a Virginia corporation and wholly-owned subsidiary of Star Scientific ("Star Tobacco" and, together with Star Scientific, the "Sellers"). Pursuant to the Agreement, the Company will purchase substantially all of the assets of the Sellers relating to the manufacturing, marketing and distribution of four discount cigarette brands in the United States (the "Assets"). The purchase price for the Assets is $80 million in cash, subject to certain closing adjustments and the assumption of certain liabilities related to the Assets.

           All requisite corporate approvals for the transaction have been obtained, including approvals of the Agreement by the respective Boards of Directors of the Company and the Sellers, by the holders of a majority of the outstanding shares of common stock of Star Scientific and by Star Scientific as the sole stockholder of Star Tobacco.

           The transaction is expected to close in the second quarter of this year. The closing is subject to the Company's receipt of financing and to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Contemporaneously with the signing of the Agreement, the Company placed a $2 million earnest money deposit into escrow. In the event, that on or after July 15, 2003, either the Company or the Sellers terminates the Agreement and the Company has not obtained the requisite financing for the transaction and all other conditions to closing have been satisfied or are capable of being satisfied, such deposit will be paid to the Sellers. In all other events, the deposit will be used to satisfy a portion of the purchase price or repaid to the Company, as applicable.

              Pursuant to the Agreement, the Company will also establish an employee retention plan. Under this plan, employees of the Sellers who become employees of the Company will receive, in the aggregate, up to $2 million if they remain employed by the Company for 12 months after the consummation of the transaction.

           The foregoing description of the Agreement and the related transactions is qualified in its entirety by reference to the Agreement which is filed as an exhibit hereto and incorporated herein by reference. The press release dated February 18, 2003, issued by the Company is also filed as an exhibit hereto.

ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS.

(c)        EXHIBITS.

        EXHIBIT NO.                 DESCRIPTION
        -----------                 -----------

          2.1 Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc.

          99.1 Press Release of North Atlantic Trading Company, Inc., dated February 18, 2003.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          NORTH ATLANTIC TRADING COMPANY, INC.


Date:      February 18, 2003              By:     /s/  David I. Brunson
                                               ---------------------------------
                                                Name: David I. Brunson
                                                Title:   President

                                  EXHIBIT INDEX

        EXHIBIT NO.                    DESCRIPTION

          2.1 Asset Purchase Agreement, dated as of February 18, 2003, among North Atlantic Trading Company, Inc., Star Scientific, Inc. and Star Tobacco, Inc.


          99.1 Press Release of North Atlantic Trading Company, Inc., dated February 18, 2003.